                       FIRST AMENDMENT TO CREDIT AGREEMENT
                       -----------------------------------

     THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of December 8, 2000 (this "Amendment"), amends the Credit Agreement, dated as of December 10, 1999 (the "Credit Agreement"), among W.R. BERKLEY CORPORATION, a Delaware corporation (the "Company"), the various financial institutions parties thereto (collectively, the "Banks") and Bank of America National Association, as administrative agent (the "Agent") for the Banks. Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.

     WHEREAS, the parties hereto have entered into the Credit Agreement, which provides for the Banks to extend certain credit facilities to the Borrower from time to time; and

     WHEREAS, the parties hereto desire to amend the Credit Agreement in certain respects as hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

     SECTION 1 AMENDMENTS. Effective as of December 8, 2000, the Credit Agreement shall be amended in accordance with Sections 1.1 through 1.12 below.

     1.1 Applicable Margin. The definition of "Applicable Facility Fee Rate," "Applicable Margin" and "Applicable Utilization Fee Rate" shall be amended to state in its entirety as follows:

     "Applicable Facility Fee Rate", "Applicable Margin" and "Applicable Utilization Fee Rate" means the following percentages (expressed in basis points) from time to time based upon the then applicable senior unsecured, unsupported debt rating of the Company assigned by S&P and Moody's:

                                                Level I         Level II          Level III       Level IV
                                                -------         --------          ---------       --------
                                                                BBB+/Baa1
Senior Unsecured Debt Rating                    A-/A3           or BBB/Baa2       BBB-/Baa3       BB+/Ba1

Applicable Facility Fee Rate                    12.50 bps       22.50 bps         32.50 bps       40.00 bps

Applicable Margin for Offshore Rate Loans       62.50 bps       77.50 bps         82.50 bps       100.00 bps

Application Margin for Base Rate Loans          0 bps           0 bps             0 bps           0 bps

Applicable Utilization Fee Rate                 0 bps           0 bps             10.0 bps        10.0 bps

     The Applicable Facility Fee Rate, Applicable Margin and Applicable Utilization Fee Rate shall be determined based upon the higher of the Company's senior debt rating from S&P or Moody's except that if the Company's senior debt rating differs by more than one level between such ratings from S&P and Moody's, the Applicable Facility Fee Rate, Applicable Margin and Applicable Utilization Fee Rate shall be one level higher than the lower such rating. In the event the Company's senior debt is unrated by both S&P and Moody's, the Applicable Facility Fee

Rate, the Applicable Margin and the Applicable Utilization Fee Rate shall be determined as if Level IV were applicable until the senior debt shall be rated.

     1.2 Debt Ratio. The definition of "Debt Ratio" in Section 1.1 of the Credit Agreement is hereby amended to state in its entirety as follows:

          "Debt Ratio" shall mean the ratio of (i) all Indebtedness of the Company and its Subsidiaries on a consolidated basis (other than obligations under Swap Contracts consisting only of options with respect to equity investments held in a merger arbitrage portfolio of the Company or any Subsidiary which obligations were entered into for the purpose of hedging risk with respect to such portfolio) to (ii) Total Capital.

     1.3 Revolving Termination Date. The definition of "Revolving Termination Date" in Section 1.1 of the Credit Agreement is hereby amended by the deletion of the date "December 8, 2000" and the substitution therefor of the date "December 7, 2001."

     1.4 Total Capital. The definition of "Total Capital" in Section 1.1 of the Credit Agreement is hereby amended to state in its entirety as follows:

          "Total Capital" means Stockholder's Equity plus Indebtedness of the Company and its Subsidiaries on a consolidated basis plus the non duplicative principal amount of Deferrable Interest Debentures.

     1.5 Certificate. The references in Section 4.1(f) of the Credit Agreement to "December 31, 1998" shall be amended to be references to "December 31, 1999."

     1.6 Financial Condition. The references in Section 5.11 of the Credit Agreement to "December 31, 1998" and "September 30, 1999" shall be amended to be references to "December 31, 1999" and "September 30, 2000," respectively.

     1.7 Minimum Common Stockholder's Equity. Section 7.9(a) of the Credit Agreement is hereby amended to state in its entirety as follows:

          "(a) Minimum Common Stockholder's Equity. The Company shall not at any time permit Common Stockholder's Equity to be less than $625,000,000 plus 25% of net income (if positive) determined on a cumulative basis for the period after December 31, 2000."

     1.8 Debt Ratio. Section 7.9(b) of the Credit Agreement is hereby amended by the deletion of the ratio "0.40:1" and the substitution therefor of the ratio "0.35:1."

     1.9 Schedule 2.1. Schedule 2.1 of the Credit Agreement is hereby amended to state in its entirety as set forth in Schedule 2.1 hereto.

     1.10 Schedule 5.7. Schedule 5.7 of the Credit Agreement is hereby amended to state in its entirety as set forth in Schedule 5.7 hereto.

     1.11 Schedule 5.16. The reference in Section 5.16 of the Credit Agreement to "December 31, 1998" shall be amended to be a reference to "December 31, 1999." Schedule 5.16 of the Credit Agreement is hereby amended to state in its entirety as set forth in Schedule 5.16 hereto.

     1.12 Exiting Bank. As of the date hereof, Wells Fargo Bank, N.A. (the "Exiting Bank") shall no longer be a "Bank" under this Agreement. The Company shall on the date hereof repay the principal of all outstanding Loans made by the Exiting Bank, together with accrued interest, fees and other amounts payable to the Exiting Bank. BofA shall make a Loan on the date hereof to the Company in an amount equal to the Loan repaid to the Exiting Bank with an Interest Period ending on the last day of the Interest Period applicable to the repaid Loan and with an interest rate equal to the rate applicable to the repaid Loan. If BofA shall incur any cost or expense as a result of funding said Loan after the commencement of the applicable Interest Period, the Company shall reimburse BofA for such cost or expense.

     SECTION 2 CONDITIONS PRECEDENT. This Amendment shall become effective when each of the conditions precedent set forth in this Section 2 shall have been satisfied, and notice thereof shall have been given by the Agent to the Company and the Banks.

     2.1 Receipt of Documents. The Agent shall have received all of the following documents duly executed, dated the date hereof or such other date as shall be acceptable to the Agent, and in form and substance satisfactory to the
Agent:

          (a) Amendment. This Amendment, duly executed by the Company, the Agent and the Banks.

          (b) Secretary's Certificate. A certificate of the secretary or an assistant secretary of the Company, as to (i) resolutions of the Board of Directors of the Company then in full force and effect authorizing the execution, delivery and performance of this Amendment and each other document described herein, and (ii) the incumbency and signatures of those officers of the Company authorized to act with respect to this Amendment and each other document described herein.

          (c) Opinion of Counsel. An opinion, addressed to the Agent and all Banks, from Willkie, Farr & Gallagher, counsel to the Company.

     2.2 Compliance with Warranties, No Default, etc. Both before and after giving effect to the effectiveness of this Amendment, the following statements by the Company shall be true and correct (and the Company, by its execution of this Amendment, hereby represents and warrants to the Agent and each Bank that such statements are true and correct as at such times):

          (a) the representations and warranties set forth in Article V of the Credit Agreement shall be true and correct with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and

          (b) no Event of Default or Default shall have then occurred and be continuing.

     2.3 Payment of Fees. The Company shall have paid to the Agent and the Banks all fees then due and payable to the extent then invoiced.

     SECTION 3 REPRESENTATIONS AND WARRANTIES. To induce the Banks and the Agent to enter into this Amendment, the Company hereby reaffirms, as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date), its representations and warranties contained in Article V of the Credit Agreement and the Company additionally represents and warrants to the Agent and each Bank as follows:

     3.1 Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Company of this Amendment are within the Company's corporate powers, have been duly authorized by all necessary corporate action, and do not

          (a) contravene the Company's Organization Documents;

          (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Company; or

          (c) result in, or require the creation or imposition of, any Lien on any of the Company's properties.

     3.2 Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Company of this Amendment.

     3.3 Validity, etc. This Amendment constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms

SECTION 4 MISCELLANEOUS.

     4.1 Continuing Effectiveness, etc. This Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, shall remain in full force and effect and is hereby ratified, approved and confirmed in each and every respect. After the effectiveness of this Amendment in accordance with its terms, all references to the Credit Agreement in the Loan Documents or in any other document, instrument, agreement or writing shall be deemed to refer to the Credit Agreement as amended hereby.

     4.2 Payment of Costs and Expenses. The Company agrees to pay on demand all expenses of the Agent (including the reasonable fees and out-of-pocket expenses of counsel to the Agent) in connection with the negotiation, preparation, execution and delivery of this Amendment.

     4.3 Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

     4.4 Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

     4.5 Execution in Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

     4.6 Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS.

     4.7 Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                        W. R. BERKLEY CORPORATION


                                        By: /s/ Eugene Ballard
                                            ------------------------------
                                            Title: Senior Vice President

                                        BANK OF AMERICA, N.A.


                                        By: /s/ Elizabeth W.F. Bishop
                                            ------------------------------
                                            Title: Principal

                                  SCHEDULE 2.1
                                  ------------

                                   COMMITMENTS
                                   -----------
                               AND PRO RATA SHARES
                               -------------------

                                                                        Pro Rata
       Bank                              Commitment                       Share
       ----                              ----------                       -----
Bank of America,                         $50,000,000                      100%
National Association

         TOTAL                           $50,000,000                      100%